UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION

                              WASHINGTON D.C. 20549

                                  FORM 8-K/A-2
                                 CURRENT REPORT

     PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

        DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED): January 4, 2001

                               vFINANCE.COM, INC.
             (Exact name of registrant as specified in its charter)

DELAWARE                            1-11454-03                   58-1974423
(State or other             (Commission File Number)          (IRS Employer
jurisdiction of                                             Identification No.)
incorporation)

3010 North Military Trail, Suite 300
Boca Raton, FL                                                       33431
(Address of principal executive offices)                           (Zip Code)

                                 (561) 981-1000
              (Registrant's telephone number, including area code)

Items 7 (a) and (b). Audited Financial Statements and Unaudited Pro Forma
         Financial Statements

On January 4, 2001, the Company executed a stock purchase agreement whereby it agreed to acquire all of the outstanding capital stock of Colonial Direct Financial Group ("Colonial"), an investment banking firm with 14 offices in the United States. Colonial provides securities brokerage, investment banking, securities trading and other financial service activities to high net worth individuals and small to mid-size institutions. The acquisition will be accounted for under the purchase method of accounting. The total purchase price of $8,315,058, consisted of the issuance of 5,750,000 common shares, the issuance of 625,000 stock options, the issuance of 585,000 common stock purchase warrants, 112,500 preferred shares and $500,000 in cash.

On January 4, 2001, the Company executed a stock purchase agreement whereby it agreed to acquire all of the outstanding capital stock of NW Holdings, Inc. ("NWH") which is the parent company of First Level Capital, Inc. ("First Level"), an investment banking firm with offices in New York, New Jersey and Florida. First Level provides investment banking services to small and medium sized companies and retail brokerage services to companies, financial institutions and high net worth investors. The firm is a registered broker-dealer and a market maker in more than 100 U.S. securities. The acquisition will be accounted for under the purchase method of accounting. The total purchase price of $1,404,635, consisted of the issuance of 1,700,000 common shares, the issuance of 575,000 stock options and cash of $1,000,000.

The following unaudited pro forma condensed consolidated financial statements of the Company, and Colonial NWH are derived from and should be read in conjunction with the audited financial statements of the Company as previously filed on Form 10-KSB for the year ended December 31, 2000 filed with the Securities and Exchange Commission and the audited financial statements of Colonial and NWH as of December 31, 2000 included in Item 7(a) herein. These unaudited pro forma condensed consolidated financial statements do not purport to be indicative of the consolidated results of operations or financial position which actually would have taken place if the transaction had been consummated on the date indicated or which may be reported in the future.

The unaudited pro forma condensed consolidated statements of operations reflect adjustments as if the acquisitions had been consummated on January 1, 2000 for the year ended December 31, 2000.

The unaudited pro forma condensed consolidated balance sheet reflects the adjustments as if the acquisition had been consummated on January 1, 2000. The condensed balance sheets of NWH and Colonial used in the unaudited pro forma condensed consolidated balance sheet are as of December 31, 2000.

                      Pro Forma Financial Statements 2000

--------------------------------------------------------------------------------
                              vFinance.com, Inc.
           Unaudited Pro Forma Condensed Consolidated Balance Sheet
                               December 31, 2000

                                                                                 Colonial
                                                                       NW         Direct      Purchase      Pro Forma  vFinance.com
                                                     vFinance.com,  Holdings,   Financial     Price       Acquisition     Inc
                                                         Inc.          Inc.     Group, Inc.  Adjustments   Adjustments  Pro Forma
                                                      -----------------------------------------------------------------------------
Assets
Current assets:
Cash and cash equivalents                             $ 5,454,071  $  269,564   $    12,024  $(1,500,000)               $ 4,235,659
Deposits with clearing organizations                            -     100,144             -                                 100,144
Other receivables                                          26,000      20,621       892,295                                 938,916
Accounts receivable                                       269,010           -        50,513                                 319,523
Forgiveable loans-emloyees, current position                    -           -       539,532                                 539,532
Notes receivable from re1ated parties                     149,666      61,774       283,580                                 495,020
Investments in trading securities                         350,074   1,190,482       249,542                               1,790,098
Prepaid expenses and other assets                          36,041     135,994        84,750                                 256,785
                                                      -----------------------------------------------------------------------------
Total current assets                                    6,284,862   1,778,579     2,112,236                               8,675,677
Net property, furniture and equipment                     150,687     115,995       654,979                                 921,661
Goodwill, net                                              17,624           -       683,718    8,785,975(1)               9,487,317
                                                                                                                                  -
                                                                                                                                  -
Forgivable loans from-employees, less current portion           -           -     1,293,140                               1,293,140
Investments                                                     -           -       153,300                                 153,300
Other assets                                              218,671           -       153,129                                 371,800
                                                      -----------------------------------------------------------------------------
Total assets                                          $ 6,671,844  $1,894,574   $ 5,050,502  $ 7,285,975                $20,902,895
                                                      =============================================================================
  Liabilities and shareholders' equity
Current liabilities:
Marketable securities sold, not yet purchased         $         -  $   28,175   $     8,581                             $    36,756
Cash overdraft                                                  -           -       421,614                                 421,614
Accounts payable                                           74,305     100,950     1,974,968                               2,150,223
Shareholder notes payable, current                              -           -       484,977                                 484,977
Accrued expenses                                          492,555      93,334       475,000                               1,060,889
Deferred tax liability                                          -     112,000             -                                 112,000
Current portion of debt and capita1 lease obligations           -           -     1,186,718                               1,186,718
                                                           20,627           -             -                                  20,627
Advanced client costs due to Primary Shareholders
                                                      -----------------------------------------------------------------------------
Total current liabilities                                 587,487     334,459     4,551,858                               5,473,804

Notes payable and capital lease obligations                     -           -        81,212                                  81,212
Shareholder notes payable less current portion                  -           -       665,897     (500,000)                   165,897
Shareholders' equity:                                                                                                             -
Preferred stock, $0.01 par                                      -       1,250         1,225       (1,225)                     1,725
                                                                                                  (1,250)
                                                                                                   1,725
Common stock, $0.01 par                                   149,822         500        42,834      (43,334)                   224,322
                                                                                                  74,500
Additional paid-in capital on common stock             12,441,008     249,500     7,111,663   (7,361,163)                21,462,408
                                                                                               9,021,400
Additional paid-in capital on preferred stock                   -   1,248,750             -   (1,248,750)
Deferred compensation                                    (127,206)          -             -                                (127,206)
(Accumulated deficit) retained earnings                (4,212,499)     60,115    (6,364,189)     (60,115)                (4,212,499)
                                                                                               6,364,189
                                                      -----------------------------------------------------------------------------
                                                        8,251,125   1,560,115       791,533    6,745,977                 17,595,859
    Less treasury stock                                (2,166,768)          -    (1,039,998)   1,039,998                 (2,166,768)
                                                      -----------------------------------------------------------------------------
Total shareholders' equity                              6,084,357   1,560,115      (248,465)   7,785,975                 15,429,091
                                                      -----------------------------------------------------------------------------
Total liabilities and shareholder's equity            $ 6,671,844  $1,894,574   $ 5,050,502  $ 7,285,975                $20,902,895
                                                      =============================================================================

The accompanying notes are an integral part of these unaudited pro forma condensed consolidated financial statements.

                              vFinance.com, Inc.
           Unaudited Condensed Consolidated Statements of Operations
                         Year ended December 31, 2000

                                                          Colonial
                                                             NW          Direct         Purchase         Pro Forma     vFinance.com
                                            vFinance.com  Holdings      Financial         Price         Acquisition        Inc.
                                                Inc.         Inc.       Group, Inc.    Adjustments      Adjustments     Pro Forma
                                            ---------------------------------------------------------------------------------------
Revenues:
    Commissions                             $          -  $2,458,644    $14,715,194                                     $17,173,838
    Principal transactions                                 1,328,395              -                                       1,328,395
    Success fees                               2,965,135   1,711,020        790,593                                       5,466,748
    Consulting fees                            2,193,889           -              -                                       2,193,889
    Other brokerage related income                                 -      1,700,887                                       1,700,887
    Other fees                                   358,456      95,624        271,127                                         725,207
                                            ---------------------------------------                                    ------------
        Total revenues                         5,517,480   5,593,683     17,477,801                                      28,588,964
Cost of Revenues:
    Success                                    2,397,804           -              -                                       2,397,804
    Consulting                                   653,453           -              -                                         653,453
                                            ---------------------------------------                                    ------------
Gross Profit                                   2,466,223   5,593,683     17,477,801                                      25,537,707

Operating expenses:
    General and administrative expenses        1,972,652   5,063,814     18,385,307                      (49,246) (2)    25,842,574
                                                                                                        (318,766) (3)
                                                                                                         157,500  (4)
                                                                                                         631,313  (5)
    Clearance and transaction costs                    -     582,423      1,661,982                                       2,244,405
    Cost of arbitration actions                        -                    634,410                                         634,410

    Loss on sale of trading securities (net of
      gain-on                                          -           -              -                                               -
      sale of trading securities of $111,706)    236,006           -              -                                         236,006
    Unrealized loss (gain) on investments
      held for trading and stock purchase
      warrants                                   424,041    (310,250)             -                                         113,791
    Non cash compensation expense              2,259,402           -              -                                       2,259,402
    Amortization of non-cash deferred
      compensation                             1,682,324           -              -                                       1,682,324
                                            ----------------------------------------                   ---------       ------------
        Total operating expenses               6,574,425   5,335,987     20,681,699                      420,801         33,012,912
                                            ----------------------------------------                   ---------       ------------
Operating income (loss)                        4,108,802     257,696     (3,203,898)                    (420,801)         7,475,205

 Loss on equity method investments                     -                    686,768                                         686,768
Interest and dividends                                 -      39,147              -                                          39,147
 Interest expense                                      -      12,622        387,041                                         399,663
Other income                                     196,553           -              -                                         196,553
                                            ---------------------------------------                                    ------------
Income (loss) before income taxes             (3,911,649)    284,221     (4,277,707)                    (420,801)        (8,325,936)
Provision for income taxes                             -     109,600              -                     (109,602)                 -
                                           --------------------------------------------------------    ---------       ------------
Net income (loss)                          $  (3,911,649) $  174,621   $ (4,277,707)                   $(311,201)      $ (8,325,936)
                                           ========================================================    =========       ============
(Loss) earnings per share:
    Basic
    Diluted
Weighted average number of common shares
   computing basic (loss) earnings
   per share

The accompanying notes are an integral part of these unaudited pro forma condensed consolidated financial statements.

(1)  The adjustment to goodwill is summarized as follows:

Goodwill recorded in connection with Colonial acquisition     $8,315,058
Goodwill recorded in connection with NWH acquisition           1,154,635
Elimination of Colonial goodwill existing prior to
acquisition                                                     (683,718)
                                                              ----------
    Goodwill adjustment included in proforma balance sheet     8,785,975  (1)
    Less: amortization of Colonial goodwill                     (554,337)
          amortization of NWH goodwill                           (76,976)
                                                              ----------
Pro forma goodwill at December 31, 2000                       $8,154,662
                                                              ==========

(2) Removal of amortization on prior goodwill, recorded by Colonial in 2000.
(3) Prior goodwill related to Colonial Tax Prep written off by Colonial in 2000.
(4) Contractually agreed upon salary for President of Colonial who had no salary prior to the acquisition.
(5) Goodwill amortization related to the Colonial and NW Holdings acquisitions will be amortized over 15 years, such amortization aggregated $631,313.
(6) Elimination of provision for income taxes.

                              vFinance.com, Inc.
           Unaudited Condensed Consolidated Statements of Operations
                         Year ended December 31, 1999

                                                                               Colonial
                                                                     NW         Direct       Purchase      Pro Forma   vFinance.com
                                                    vFinance.com   Holdings    Financial       Price      Acquisition       Inc.
                                                         Inc.        Inc.     Group, Inc.   Adjustments   Adjustments    Pro Forma
                                                    -------------------------------------------------------------------------------
Revenues:
    Commissions                                       $        -  $ 525,156  $ 10,757,530                              $ 11,282,686
    Principal transactions                                     -  2,231,853             -                                 2,231,853
    Success fees                                           7,000  1,695,195       489,217                                 2,191,412
    Consulting fees                                    1,475,253          -            -                                  1,475,253
    Other brokerage related income                             -          -    1,249,110                                  1,249,110
    Other fees                                            20,174     44,700        21,068                                    85,942
                                                      -----------------------------------                              ------------
        Total revenues                                 1,502,427  4,496,904    12,516,925                                18,328,716
Cost of Revenues:
    Success                                                    -          -             -                                         -
    Consulting                                           187,540          -             -                                   187,540
                                                      -----------------------------------                               -----------
Gross Profit                                           1,314,887  4,496,904    12,516,925                                18,328,716

Operating expenses:
    General and administrative expenses                  629,370  4,061,538    12,292,647                   (11,945)(3)  17,760,423
                                                                                                            631,313 (2)
                                                                                                            157,500 (1)
    Clearance and transaction costs                            -    366,773     1,260,588                                 1,627,361
    Cost of arbitration actions                                -          -       861,484                                   861,484
    Loss on sale of trading securities                         -          -             -                                         -
                                                               -          -             -                                         -
    Unrealized loss (gain) on investments held for                        -             -                                         -
         trading and stock purchase warrants                   -   (105,000)            -                                  (105,000)
    Non cash compensation expense                              -          -             -                                         -
    Amortization of non-cash deferred                     36,633          -             -                                    36,633
                                                      -----------------------------------                               -----------
        Total operating expenses                         666,003  4,323,311    14,414,719                  (776,868)     20,180,901
                                                      -----------------------------------                               -----------
Operating income (loss)                                  648,884    173,593    (1,897,794)                 (776,868)     (1,852,185)
 Loss on equity method investments                             -         -              -                                         -
Interest and dividends                                         -    36,260              -                                    36,260
 Interest expense                                              -       548        213,136                                   213,684
Other income                                               1,158         -              -                                     1,158
                                                      -----------------------------------                               -----------
Income (loss) before income taxes                        650,042    209,305    (2,110,930)                  776,868      (2,028,451)
Provision for income taxes                                     -     68,266             -                   (68,766)              -
                                                      -----------------------------------                               -----------
Net income (loss)                                     $  650,042  $ 141,039  $ (2,110,930)                $ 708,102      (2,028,451)
                                                      ===================================                              ============
(Loss) earnings per share:
    Basic
    Diluted
Weighted average number of common shares used in
      computing basic (loss) earnings per share

The accompanying notes are an integral part of these unaudited pro forma condensed consolidated financial statements.

(1) Contractually agreed upon salary for President of Colonial who had no salary prior to acquisition.
(2) Goodwill amortization related to the Colonial and NW Holdings acquisitions will be amortized over 15 years. Such amortization aggregated $631,313

                                                        9,882,317
                                                               15
                                                       ----------
                                                          658,821 (5)

(3) Elimination of amortization on prior goodwill, recorded by Colonial in 1999.
(4) Elimination of provision for income taxes.

================================================================================


                     COLONIAL DIRECT FINANCIAL GROUP, INC.
                                AND SUBSIDIARIES



                       CONSOLIDATED FINANCIAL STATEMENTS
                 FOR THE YEARS ENDED DECEMBER 31, 2000 AND 1999
                                      AND
                          INDEPENDENT AUDITORS' REPORT


================================================================================

                     COLONIAL DIRECT FINANCIAL GROUP, INC.
                                AND SUBSIDIARIES


                               TABLE OF CONTENTS

                                                                            Page
--------------------------------------------------------------------------------

INDEPENDENT AUDITORS' REPORT                                                 F-1
----------------------------

FINANCIAL STATEMENTS
--------------------

     Consolidated Balance Sheets                                       F-2 - F-3

     Consolidated Statements of Operations                                   F-4

     Consolidated Statement of Changes in Stockholders' Equity               F-5

     Consolidated Statements of Cash Flows                             F-6 - F-7

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS                            F-8 - F-25
------------------------------------------

                          INDEPENDENT AUDITORS' REPORT
                          ----------------------------

To the Board of Directors of
Colonial Direct Financial Group, Inc.

We have audited the accompanying consolidated balance sheets of Colonial Direct Financial Group, Inc. and subsidiaries (collectively, the "Company") as of December 31, 2000 and 1999, and the related consolidated statements of operations, changes in stockholders' equity, and cash flows for the years then ended. These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on the consolidated financial statements based on our audit.

We conducted our audits in accordance with auditing standards generally accepted in the United States. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Colonial Direct Financial Group, Inc. and subsidiaries as of December 31, 2000 and 1999, and the results of their operations and their cash flows for the years then ended in conformity with generally accepted accounting principles.

As described in Note 15 to the financial statements, the Company's largest subsidiary, First Colonial Securities Group, Inc. ("First Colonial"), is subject to the Securities and Exchange Commission uniform net capital rule (rule 15c3-
1), which requires the maintenance of minimal net capital. As of December 31, 2000, First Colonial had regulatory net capital of $162,950, which represents a deficiency of $87,050 in its required net capital of $250,000. The Company's management believes that it took the necessary actions in early January 2001 to correct the deficiency at First Colonial. However, management and its counsel are uncertain as to what actions, if any, that its regulatory agencies may take as a result of First Colonial violating the uniform net capital rule. The financial statements do not include any adjustments that might result from the actions of the regulators, and ultimately from the outcome of this uncertainty.


                                            /S/ AHEARN, JASCO + COMPANY, P.A.
                                            ------------------------------------
                                            AHEARN, JASCO + COMPANY, P.A.
                                            Certified Public Accountants
Pompano Beach, Florida
March 14, 2001

             COLONIAL DIRECT FINANCIAL GROUP, INC. AND SUBSIDIARIES
                           CONSOLIDATED BALANCE SHEETS
                           DECEMBER 31, 2000 and 1999

================================================================================

                                                                 2000         1999
                                                              ----------   -----------
                                   ASSETS
                                   -------
CURRENT ASSETS:
      Cash and cash equivalents                               $   12,024   $1,035,809
      Due from clearing broker                                   845,222      560,037
      Securities owned, at market                                249,542      636,885
      Receivable from investment company                          47,073       33,321
      Accounts receivable                                         50,513        3,341
      Notes receivable - shareholders, current portion              --         22,924
      Forgivable loans - employees, current portion              539,532      255,863
      Notes receivable - employees, current portion              283,580         --
      Prepaid expenses and other                                  84,750      179,919
                                                              ----------   ----------
           TOTAL CURRENT ASSETS                                2,112,236    2,728,099
                                                              ----------   ----------
PROPERTY AND EQUIPMENT, net                                      654,979      560,881
                                                              ----------   ----------
OTHER ASSETS:
      Notes receivable - shareholders, less current portion         --        273,618
      Forgivable loans - employees, less current portion       1,293,140      912,345
      Investments                                                153,300      150,000
      Goodwill, net                                              683,718    1,063,030
      Other assets                                               153,129      210,480
                                                              ----------   ----------
           TOTAL OTHER ASSETS                                  2,283,287    2,609,473
                                                              ----------   ----------
           TOTAL                                              $5,050,502   $5,898,453
                                                              ==========   ==========

                      LIABILITIES AND STOCKHOLDERS' EQUITY
                      ------------------------------------

CURRENT LIABILITIES:
      Accounts payable and accrued liabilities                $1,974,968   $1,617,455
      Cash overdraft                                             421,614         --
      Accrued litigation                                         475,000      525,160
      Securities sold, but not yet purchased, at market            8,581        4,902
      Lines of credit                                            261,676       34,672
      Notes payable, current portion                             239,830       27,971
      Subordinated promissory notes                              650,000         --
      Shareholder notes payable, current portion                 484,977         --
      Capital lease obligations, current portion                  35,212       30,615
                                                              ----------   ----------
           TOTAL CURRENT LIABILITIES                           4,551,858    2,240,775
                                                              ----------   ----------
NOTES PAYABLE, less current portion                               53,197        5,382
SHAREHOLDER NOTES PAYABLE, less current portion                  665,897         --
CAPITAL LEASE OBLIGATIONS, less current portion                   28,015       63,233
                                                              ----------   ----------

                             (Continued on page F-3)

             COLONIAL DIRECT FINANCIAL GROUP, INC. AND SUBSIDIARIES
                           CONSOLIDATED BALANCE SHEETS
                           DECEMBER 31, 2000 and 1999

================================================================================

(continued)

                                                                                      2000            1999
                                                                                   -----------     ---------
           TOTAL LIABILITIES                                                        5,298,967      2,309,390
                                                                                   ----------      ---------
COMMITMENTS AND CONTINGENCIES

STOCKHOLDERS' EQUITY:
      Preferred stock, $0.01 par value, $10 liquidation preference,
           5,000,000 shares authorized; 150,000 shares designated
           Series A, 122,500 shares issued and outstanding                              1,225          1,225
      Common stock, $0.01 par value, 20,000,000 shares authorized;
           4,283,340 and 4,020,831 shares issued and outstanding in 2000
           and 1999, respectively; 173,333 shares in treasury in 2000                  42,834         40,208
      Shares held in treasury, at cost                                             (1,039,998)          --
      Additional paid-in capital                                                    7,111,663      5,634,112
      Deficit                                                                      (6,364,189)    (2,086,482)
                                                                                  -----------    -----------
           TOTAL STOCKHOLDERS' EQUITY                                                (248,465)     3,589,063
                                                                                  -----------    -----------
           TOTAL                                                                  $ 5,050,502    $ 5,898,453
                                                                                  ===========    ===========

                See notes to consolidated financial statements.

            COLONIAL DIRECT FINANCIAL GROUP, INC. AND SUBSIDIARIES
                     CONSOLIDATED STATEMENTS OF OPERATIONS
                FOR THE YEARS ENDED DECEMBER 31, 2000 and 1999
--------------------------------------------------------------------------------

                                                         2000            1999
                                                     ------------    ------------
REVENUES:
     Commissions - agency                            $ 11,334,686    $  9,424,407
     Commissions - principal                            3,380,508       1,333,123
     Other brokerage related income                     1,700,887       1,249,110
     Investment banking                                   790,593         489,217
     Other income                                         271,127          21,068
                                                     ------------    ------------
         TOTAL REVENUES                                17,477,801      12,516,925
                                                     ------------    ------------
OPERATING EXPENSES:
     Payroll and related costs                         12,315,443       8,573,830
     Clearing and transaction costs                     1,661,982       1,260,588
     General and administrative                         3,085,066       2,379,769
     Professional fees                                    826,602         463,086
     Cost of arbitration actions                          634,410         861,484
     Telephone, communication and occupancy             2,018,993         875,962
     Interest                                             387,041         213,136
     Loss on abandoned lease facilities and assets        139,203              --
     Loss on equity method investments                    686,768              --
                                                     ------------    ------------
         TOTAL OPERATING EXPENSES                      21,755,508      14,627,855
                                                     ------------    ------------
         LOSS BEFORE PROVISION FOR INCOME TAXES        (4,277,707)     (2,110,930)

PROVISION FOR INCOME TAXES                                     --              --
                                                     ------------    ------------
         NET LOSS                                    $ (4,277,707)   $ (2,110,930)
                                                     ============    ============
LOSS PER SHARE:
   Basic                                             ($     1.007)   ($     0.645)
                                                     ============    ============
   Diluted                                           ($     1.007)   ($     0.645)
                                                     ============    ============
   Weighted average common shares outstanding           4,247,553       3,271,005
                                                     ============    ============

                See notes to consolidated financial statements.

            COLONIAL DIRECT FINANCIAL GROUP, INC. AND SUBSIDIARIES
           CONSOLIDATED STATEMENT OF CHANGES IN STOCKHOLDERS' EQUITY
                FOR THE YEARS ENDED DECEMBER 31, 2000 and 1999

--------------------------------------------------------------------------------

                                                                  Preferred   Preferred     Common       Common       Treasury
                                                                   Stock,     Stock, at     Stock,      Stock, at      Stock,
                                                                 # of Shares  par value   # of Shares    par value  # of Shares
                                                                 ------------ ---------  -------------- ----------  -------------
BALANCES, January 1, 1999                                            122,500   $ 1,225       3,088,166   $ 30,882              -
Stock issued pursuant to the Colonial Tax acquisition                      -         -          66,666        667              -
Stock issued pursuant to the Colonial Retirement acquisition               -         -         144,444      1,444              -
Issuances of common stock for cash, net of expenses                        -         -         720,444      7,204              -
Stock issued for services                                                  -         -           1,111         11              -
Dividends paid to preferred shareholders                                   -         -               -          -              -
Capital contribution                                                       -         -               -          -              -
Capital distribution                                                       -         -               -          -              -
Net loss for the year ended December 31, 1999                              -         -               -          -              -
                                                                 ------------ ---------  -------------- ----------  -------------
BALANCES, December 31, 1999                                          122,500   $ 1,225       4,020,831   $ 40,208              -
Issuance of common stock for cash, net of expenses                         -         -          29,176        292              -
K&G Business acquisition                                                   -         -         166,667      1,667              -
Colonial Direct Insurance acquisition                                      -         -          66,666        667              -
K&G Business disposition                                                   -         -               -          -       (106,667)
Colonial Direct Insurance disposition                                      -         -               -          -        (66,666)
Dividends paid to preferred shareholders                                   -         -               -          -              -
Beneficial conversion feature of convertible debt warrants                 -         -               -          -              -
Net loss for the year ended December 31, 2000                              -         -               -          -              -
                                                                 ------------ ---------  -------------- ----------  -------------
BALANCES, December 31, 2000                                          122,500   $ 1,225       4,283,340   $ 42,834       (173,333)
                                                                 ============ =========  ============== ==========  =============
                                                                  Treasury     Additional      Retained         Total
                                                                 Stock, at      Paid-in        Earnings      Stockholders'
                                                                    cost        Capital        (Deficit)        Equity
                                                                 -----------  -------------  --------------  -------------
BALANCES, January 1, 1999                                               $ -    $ 1,489,990        $ 24,448    $ 1,546,545
Stock issued pursuant to the Colonial Tax acquisition                     -        339,330               -        339,997
Stock issued pursuant to the Colonial Retirement acquisition              -        735,220               -        736,664
Issuances of common stock for cash, net of expenses                       -      3,188,673               -      3,195,877
Stock issued for services                                                 -          5,655               -          5,666
Dividends paid to preferred shareholders                                  -       (122,500)              -       (122,500)
Capital contribution                                                      -         76,788               -         76,788
Capital distribution                                                      -        (79,044)                       (79,044)
Net loss for the year ended December 31, 1999                             -              -      (2,110,930)    (2,110,930)
                                                                 -----------  -------------  --------------  -------------
BALANCES, December 31, 1999                                             $ -    $ 5,634,112    $ (2,086,482)   $ 3,589,063
Issuance of common stock for cash, net of expenses                        -        148,508               -        148,800
K&G Business acquisition                                                  -        998,335               -      1,000,002
Colonial Direct Insurance acquisition                                     -        399,329               -        399,996
K&G Business disposition                                           (640,002)             -               -       (640,002)
Colonial Direct Insurance disposition                              (399,996)             -               -       (399,996)
Dividends paid to preferred shareholders                                  -       (122,500)              -       (122,500)
Beneficial conversion feature of convertible debt warrants                -         53,879               -         53,879
Net loss for the year ended December 31, 2000                             -              -      (4,277,707)    (4,277,707)
                                                                 -----------  -------------  --------------  -------------
BALANCES, December 31, 2000                                      $ (1,039,998) $ 7,111,663    $ (6,364,189)    $ (248,465)
                                                                 ===========  =============  ==============  =============

            COLONIAL DIRECT FINANCIAL GROUP, INC. AND SUBSIDIARIES

                     CONSOLIDATED STATEMENT OF CASH FLOWS

                FOR THE YEARS ENDED DECEMBER 31, 2000 and 1999

==========================================================================================================================

CASH FLOWS FROM OPERATING ACTIVITIES:                                                           2000               1999
                                                                                           ------------       ------------
   Net loss                                                                                $ (4,277,707)      $ (2,110,930)
   Adjustments to reconcile net loss to net cash used in operating activities:
     Depreciation and amortization                                                              251,562            146,920
     Amounts forgiven under employee related receivables                                        757,547             41,792
     Loss on abandoned lease facilities and assets                                              139,203                  -
     Payments on abandoned lease facilities                                                     (94,814)                 -
     Loss on equity method investments                                                          686,768                  -
     Beneficial conversion feature of convertible debt warrants                                  53,879                  -
     Common stock issued for services                                                                 -              5,666
     Changes in certain assets and liabilities, net of amounts from acquisitions:
       Due from clearing broker                                                                (285,185)           751,160
       Securities owned, at market value                                                        387,343            214,137
       Receivable from investment company                                                       (13,752)           (32,580)
       Prepaid expenses                                                                           2,752              4,391
       Accounts receivable                                                                      (47,172)            42,691
       Accounts payable and accrued liabilities                                                 357,513            390,273
       Cash overdraft                                                                           421,614                  -
       Accrued litigation                                                                       (50,160)           525,160
       Securities sold, but not yet purchased                                                     3,679           (124,671)
                                                                                           ------------       ------------
         NET CASH USED IN OPERATING ACTIVITIES                                               (1,706,930)          (145,991)
                                                                                           ------------       ------------
CASH FLOWS FROM INVESTING ACTIVITIES:
   Purchases of property and equipment                                                         (336,605)          (207,256)
   Forgivable loans issued to employees                                                      (1,095,000)        (1,210,000)
   Purchase of investment                                                                        (3,300)          (150,000)
   Notes receivable issued to shareholders and employees                                       (344,270)          (300,000)
   Payments on notes receivable issued to shareholders and employees                             66,831              3,458
   Change in other assets                                                                       112,258           (220,175)
                                                                                           ------------       ------------
         NET CASH USED IN INVESTING ACTIVITIES                                               (1,600,086)        (2,083,973)
                                                                                           ------------       ------------
CASH FLOWS FROM FINANCING ACTIVITIES:
   Change in lines of credit                                                                    227,004            (32,892)
   Proceeds from long term debt and shareholder notes                                         2,095,800                  -
   Payments on long term debt and capital lease obligations                                     (65,873)           (75,381)
   Net proceeds from private placement                                                          148,800          3,195,877
   Capital contribution                                                                               -             27,401
   Capital distribution                                                                               -            (79,044)
   Proceeds from subordinated loan                                                            1,000,000                  -
   Payments on subordinated loan                                                             (1,000,000)                 -
   Dividends paid on preferred shares                                                          (122,500)          (122,500)
                                                                                           ------------       ------------
         NET CASH PROVIDED BY FINANCING ACTIVITIES                                            2,283,231          2,913,461
                                                                                           ------------       ------------
         NET (DECREASE) INCREASE IN CASH AND CASH EQUIVALENTS                                (1,023,785)           683,497

CASH AND CASH EQUIVALENTS, Beginning of year                                                  1,035,809            352,312
                                                                                           ------------       ------------
CASH AND CASH EQUIVALENTS, End of year                                                     $     12,024       $  1,035,809
                                                                                           ============       ============

                            (Continued on page F-7)

           COLONIAL DIRECT FINANCIAL GROUP, INC. AND SUBSIDIARIES

                    CONSOLIDATED STATEMENT OF CASH FLOWS
               FOR THE YEARS ENDED DECEMBER 31, 2000 and 1999

                                                                                    2000               1999
                                                                                 -----------        -----------
   (continued)

SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION:

       Interest paid in cash during the period                                     $ 387,041          $ 213,136
                                                                                   =========          =========
       Income taxes paid in cash during the period                                 $       -          $       -
                                                                                   =========          =========
SUPPLEMENTAL SCHEDULE OF NONCASH INVESTING AND FINANCING ACTIVITIES:

       Capital contributions in the form of securities                             $       -          $  49,400
                                                                                   =========          =========

       During the years ended December 31, 2000 and 1999, the Company made several acquisitions and dispositions of several operating entities that were wholly owned subsidiaries. See Note 10.

       During the year ended December 31, 1999, the Company entered into a capital lease for approximately $79,300 for office equipment.


                See notes to consolidated financial statements.

             COLONIAL DIRECT FINANCIAL GROUP, INC. AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                 FOR THE YEARS ENDED DECEMBER 31, 2000 AND 1999
================================================================================

================================================================================
NOTE 1.  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES
================================================================================

          Organization and Basis of Presentation
          --------------------------------------
          Colonial Direct Financial Group, Inc. was incorporated on August 14, 1997 in the State of Delaware under the name First Colonial Securities Holding Corp., which was changed in 1999 to Colonial Direct Financial Group, Inc. ("Colonial"). On July 7, 1989, First Colonial Securities Group, Inc. ("First Colonial") was incorporated in the State of New Jersey and, subsequent to the formation of Colonial, was reorganized to be a wholly owned subsidiary of Colonial. On September 23, 1999, Colonial Direct Capital Management, Inc. ("Management") was incorporated in the State of Florida as a wholly owned subsidiary of Colonial.

          On October 21, 1999, Colonial acquired Certified Tax Returns USA, Inc. as a wholly owned subsidiary of Colonial and, on November 17, 1999, amended the articles of incorporation to change the name to Colonial Direct Tax Preparation, Inc. ("Colonial Tax Prep"). On November 8, 1999, Colonial acquired KWT Consultants, Inc. as a wholly owned subsidiary of Colonial and, on February 3, 2000, amended the articles of incorporation to change the name to Colonial Direct Retirement Services, Inc. ("Colonial Retirement"). On January 1, 2000, Colonial acquired certain non-attest assets and liabilities of Kopple & Gottlieb, LLP, a certified public accounting firm. Colonial operated this business under the newly formed entity named K&G Business Services, Inc., a wholly owned subsidiary of Colonial. On June 1, 2000, Colonial acquired Solomon, Bardes & Associates, Inc. as a wholly owned subsidiary of Colonial and operated this business under the name Colonial Direct Insurance Agency, Inc.

          Effective July 1, 2000, Colonial Direct Tax Preparation, Inc. ceased operations. Effective October 1, 2000, Colonial unwound the Solomon, Bardes & Associates acquisition and effective December 26, 2000, Colonial unwound the Kopple & Gottlieb, LLP acquisition. See Note 10 for further information.

          Colonial and its subsidiaries are collectively referred to as "the Company". All significant intercompany balances and transactions are eliminated in consolidation. On January 4, 2001, pursuant to a merger, Colonial became a wholly owned subsidiary of vFinance.com, Inc.

          The Company is a diverse group of financial service companies all focused on delivering value to the consumer through the Internet and traditional methods of offering financial services. First Colonial, the principal subsidiary, operates as a registered securities broker/dealer under the rules of the National Association of Securities Dealers (the "NASD"). First Colonial also performs investment banking services, principal trading activities and buying and selling domestic securities for its own account. First Colonial currently operates out of 15 offices, of which four are corporate owned and the remainder are operated under agreements with independent contractors. Management provides administrative support services to the other subsidiaries as well as Colonial under a management agreement and Colonial Retirement is an employee benefits company.

          Use of Estimates
          ----------------
          The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

             COLONIAL DIRECT FINANCIAL GROUP, INC. AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                 FOR THE YEARS ENDED DECEMBER 31, 2000 AND 1999
================================================================================

================================================================================
NOTE 1.  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)
================================================================================

          Securities Transactions
          -----------------------
          Proprietary securities in regular-way trades are recorded on the trade date, as if they settled. Profit and loss arising from all securities and commodities transactions entered into for the account and risk of First Colonial are recorded on a trade date basis. Customers' securities and commodities transactions are reported on a settlement date basis to the customer with the related commission income and expenses recorded on a trade date basis.

          Commissions
          -----------
          Commissions and related clearing expenses are recorded on a trade-date basis as securities transactions occur.

          Marketable Securities
          ---------------------
          Marketable securities are recorded at market value and securities not readily marketable (if any) are recorded at fair value as determined by the board of directors. The resulting difference between cost and market (or fair value) is included in the statement of operations.

          Investment Banking
          ------------------
          Investment banking revenues include gains, losses, and fees, net of syndicate expenses, arising from securities offerings in which First Colonial acts as an underwriter or agent. Investment banking management fees are recorded on offering date, sales concessions on settlement date, and underwriting fees at the time the underwriting is completed and the income is reasonably determinable.

          Property and Equipment
          ----------------------
          Property and equipment are recorded at cost and depreciated over the estimate useful lives of those assets using accelerated and straight-line methods. Expenditures for routine maintenance and repairs are charged to expenses as incurred.

          Goodwill
          --------
          The excess of investment cost over the fair value of net assets acquired (goodwill) is being amortized using the straight-line method over a period of 15 years. The goodwill arose from the acquisitions of Colonial Tax Prep and Colonial Retirement. Amortization of goodwill for the years ended December 31, 2000 and 1999 was approximately $49,426 and $11,945, respectively. Included in the loss on equity method investments is $318,66 of goodwill written off as a result of the closing of Colonial Tax Prep in July 2000. See Note 10.

          Income Taxes
          ------------
          The Company accounts for income taxes in accordance with the Statement of Financial Accounting Standards No. 109 (SFAS No 109), "Accounting for Income Taxes." Deferred taxes are provided on a liability method whereby deferred tax assets are recognized for deductible temporary differences, operating loss carry forwards, and tax credit carry forwards, and deferred tax liabilities are recognized for taxable temporary differences. Temporary differences are the differences between the reported amounts of assets and liabilities and their tax bases. Deferred tax assets are reduced by a valuation allowance when, in the opinion of management, it is more likely than not that some portion or all of the deferred tax assets may not be realized. Deferred tax assets and liabilities are adjusted for the effects of changes in tax laws and rates on the date of enactment. State minimum taxes are generally expensed as paid.

             COLONIAL DIRECT FINANCIAL GROUP, INC. AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                 FOR THE YEARS ENDED DECEMBER 31, 2000 AND 1999
================================================================================

================================================================================
NOTE 1.  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)
================================================================================

          Net Loss Per Common Share
          -------------------------
          The Company has adopted SFAS No. 128, "Earnings Per Share." SFAS 128 requires companies with complex capital structures or common stock equivalents to present both basic and diluted earnings per share ("EPS") on the face of the income statement. Basic EPS is calculated as the income or loss available to common stockholders divided by the weighted average number of common shares outstanding during the period. Diluted EPS is calculated using the "if converted" method for common share equivalents such as convertible securities and options and warrants.

          Stock Based Compensation
          ------------------------
          In October 1995, the Financial Accounting Standards Board (FASB) issued SFAS No. 123, "Accounting for Stock-Based Compensation." SFAS No. 123 encourages, but does not require, companies to record compensation plans at fair value. The Company has chosen, in accordance with the provision of SFAS No. 123, to apply Accounting Principles Board Opinion No. 25, "Accounting for Stock Issued to Employees" (APB 25) for its stock plans. Under APB 25, if the exercise price of the Company's stock options is less than the market price of the underlying stock on the date of grant, the Company must recognize compensation expense. SFAS No. 123 will be adopted for disclosure purposes only and will not impact the Company's financial position, annual operating results, or cash flows. For transactions with other than employees in which services were performed in exchange for stock, the transactions, if any, are recorded on the basis of the fair value of the services received or the fair value of the issued equity instrument, whichever was more readily measurable.

          Cash and Cash Equivalents
          -------------------------
          Cash and cash equivalents (excluding cash on deposit with clearing broker) include all highly liquid investments, if any, purchased with an original maturity of three months of less. The Company periodically maintains cash balances with financial institutions that are in excess of the federally insured limits.

          Fair Value of Financial Instruments
          -----------------------------------
          Cash, accounts payable and accrued liabilities are recorded in the financial statements at cost, which approximates fair value because of the short-term maturity of those instruments. The fair value of the Company's debt and capital lease obligations is approximately the same as the recorded amounts as terms are similar to current market conditions. Receivables and payables with related parties are not subject to reasonable fair value estimation due to their unique nature.

          Statement of Comprehensive Income
          ---------------------------------
          In accordance with SFAS No. 130, "Reporting Comprehensive Income", the Company is required to report its comprehensive income. Other comprehensive income refers to revenue, expenses, gains, and losses that under generally accepted accounting principles are included in comprehensive income but are excluded from net income, as these amounts are recorded directly as an adjustment to stockholder's equity. A statement of comprehensive income is not presented since the Company had no items of other comprehensive income. Comprehensive income is the same as net income for the period presented herein.

          Advertising Costs
          -----------------
          Advertising costs are expensed as incurred and amounted to $56,330 and $64,511 in 2000 and 1999, respectively.

             COLONIAL DIRECT FINANCIAL GROUP, INC. AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                 FOR THE YEARS ENDED DECEMBER 31, 2000 AND 1999
================================================================================

================================================================================
NOTE 1.  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)
================================================================================

          Segment Information
          -------------------
          The Company adopted SFAS No. 131, "Disclosure about Segments of an Enterprise and Related Information," effective January 1, 1999. SFAS No. 131 establishes standards for the way that public companies report selected information about operating segments in annual and interim financial reports to shareholders. It also establishes standards for related disclosures about an enterprise's business segments, products, services, geographic areas, and major customers. The Company operates its business in two segments (see Note 18).

          Recent Accounting Pronouncements
          --------------------------------
          In June 1998, the FASB issued SFAS No. 133, "Accounting for Derivative Instruments and Hedging Activities." Among other provisions, it requires that entities recognize all derivatives as either assets or liabilities in the statement of financial position and measure those instruments at fair value. Gains and losses resulting from changes in the fair values of those derivatives would be accounted for depending on the use of the derivative and whether it qualifies for hedge accounting. The effective date of this standard was delayed via the issuance of SFAS No. 137. The effective date for SFAS No. 133 is now for fiscal years beginning after June 15, 2000, though earlier adoption is encouraged and retroactive application is prohibited. The Company must adopt this standard no later than January 1, 2001. The Company does not expect the adoption of this standard to have a material impact on results of operations, financial position or cash flows.

================================================================================
NOTE 2.  PROPERTY AND EQUIPMENT
================================================================================

          Property and equipment at December 31, 2000 and 1999 consists of the following:

                                                                2000           1999
                                                             ----------    ------------
           Equipment owned under capital leases               $  111,683       $ 111,683
          Furniture and equipment                             1,040,869         786,835
          Leasehold improvements                                110,587         132,730
          Less accumulated depreciation                        (608,160)       (470,367)
          -----------------------------------------------------------------------------
           Property and equipment, net                        $  654,979       $ 560,881
          =============================================================================

          Depreciation expense for the years ended December 31, 2000 and 1999 was $202,136 and $134,975, respectively, and includes capital lease amortization. During 1999, the Company acquired $79,326 of equipment under capital leases.

================================================================================
NOTE 3.   INVESTMENTS
================================================================================

          The investments consist of 223,327 shares of restricted common stock of TradingGear.com and 300 warrants of the NASD. These investments are valued at cost, which management believes approximates fair market value. TradingGear.com stock was acquired in October 1999 for $150,000 and the NASD warrants were acquired in April 2000 for $3,300.

             COLONIAL DIRECT FINANCIAL GROUP, INC. AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                 FOR THE YEARS ENDED DECEMBER 31, 2000 AND 1999
================================================================================

================================================================================
NOTE 4.  FORGIVABLE LOANS
================================================================================

          During 2000 the Company issued $1,095,000 of forgivable loans to 11 employees and one shareholder in lieu of sign-on bonuses. During 1999 the Company issued $1,210,000 of forgivable loans to 11 employees in lieu of sign-on bonuses.

          The terms of the loans range from two to five years and all loans bear interest at a rate of 7.125%, with scheduled maturity dates from 2001 to 2005. The shareholder's loan is for $100,000 with the same terms as described above. For each year the employee and/or shareholder is in good standing with the Company, the Company forgives a ratable portion of the principal and related interest and charges this amount to compensation expense. If the employee is terminated, the principal balance plus accrued interest is due and payable within 120 days.

          As of December 31, 2000, the balance of the forgivable loans was $1,832,672, of which $539,532 is classified as current. The remaining long-term portion of $1,293,140 is scheduled for forgiveness as follows: $460,829 in 2002, $428,804 in 2003, $315,652 in 2004 and
          $87,855 in 2005.

          Subsequent to December 31, 2000, the shareholder's loan was forgiven, in full, in accordance with the terms of the agreement due to the termination of employment, without cause.

================================================================================
NOTE 5.  SECURITIES OWNED AND SECURITIES SOLD BUT NOT YET PURCHASED
================================================================================

          Securities owned and securities sold but not yet purchased consist of marketable trading and investment securities at quoted market values. These securities consist of the following at December 31, 2000 and 1999:

                                                                       2000                                  1999
                                                       -----------------------------------    ---------------------------------
                                                                            Sold But Not                         Sold But Not
                                                           Owned            Yet Purchased         Owned          Yet Purchased
                                                        ------------      ----------------    --------------    ---------------
          Corporate stocks                               $105,304              $8,581          $129,669               $4,902
          State and municipal obligations                 144,238                   -           460,978                    -
          Options and warrants                                  -                   -            46,238                    -
          ---------------------------------------------------------------------------------------------------------------------
                Total                                     $249,542              $8,581          $636,885               $4,902
          =====================================================================================================================

            COLONIAL DIRECT FINANCIAL GROUP, INC. AND SUBSIDIARIES
                  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                  FOR THE YEARS ENDED DECEMBER 31, 2000 AND 1999
================================================================================

================================================================================
NOTE 6.     ACCOUNTS PAYABLE AND ACCRUED LIABILITIES
================================================================================

            Accounts payable and accrued liabilities consist of the following at December 31, 2000 and 1999:

                                                                                              2000                  1999
                                                                                    -----------------     -----------------
            Accounts payable                                                               $  719,089            $  322,058
            Accrued liabilities:
              Payroll and related expenses                                                    861,163             1,128,908
              Interest                                                                         84,852                     -
              Professional fees and other                                                     279,239               135,864
              Dividends payable                                                                30,625                30,625
           ----------------------------------------------------------------------------------------------------------------
                Total                                                                      $1,974,968            $1,617,455
           ================================================================================================================

================================================================================
NOTE 7.     DEBT OBLIGATIONS
================================================================================

            Lines of Credit
            ---------------
            The Company has three revolving lines of credit with a financial services company. The maximum amount available under these lines of credit is $30,000, $155,000, and $250,000, respectively. As of December 31, 2000, the lines of credit had outstanding balances of $9,202, $18,322 and $234,152, respectively. Interest on all three lines of credit is payable at prime plus 1% (approximately 10.5% at December 31, 2000).

            Subordinated Promissory Notes
            -----------------------------
            In June 2000, the Company entered into financing arrangements with certain accredited investors who purchased units consisting of a Subordinated Promissory Note for a principal amount of $500,000 and warrants to purchase 112,500 shares of common stock. The Company sold 1.3 units totaling $650,000 in Subordinated Promissory Notes and warrants to purchase 146,250 shares of common stock. The Subordinated Promissory Notes bear interest at rates ranging from 9% to 10% and the warrants are exercisable at a price of $5.00 per share. The Subordinated Promissory Notes become due and payable (including accrued interest) on December 31, 2001. The warrants are exercisable beginning on December 31, 2001 and expire on May 31, 2004.

            At the time the Company entered into these agreements, the Company's common stock was valued at $6.00 per share. Under the accounting rule known as a beneficial conversion feature, the $1 per warrant exercise price discount increases the effective interest rate of the Subordinated Promissory Note, and as a result, $146,250 will be charged to interest expense over the vesting period of the warrants, approximately 19 months, or from June 1, 2000 to December 31, 2001. The total interest charged to expense for the year ended December 31, 2000 was $53,879.

            COLONIAL DIRECT FINANCIAL GROUP, INC. AND SUBSIDIARIES
                  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                  FOR THE YEARS ENDED DECEMBER 31, 2000 AND 1999
================================================================================


================================================================================
NOTE 7.  DEBT OBLIGATIONS (continued)
================================================================================

         Subordinated Promissory Notes (continued)
         -----------------------------
         In accordance with the financing arrangements, among other provisions, if a merger of the Company is completed, regardless of whether the Company is the surviving entity, the warrant holders may exercise their warrants, in full, regardless of the above mentioned vesting period. As a result of the merger, with vFinance.com, Inc. on January 4, 2001 a merger is deemed to have occurred in accordance with the financing arrangements. As a result the remaining beneficial conversion feature of $92,731 was charged to interest expense on January 4, 2001 and the warrants become immediately exercisable.

         Notes Payable
         -------------
         The borrowings under notes payable as of December 31, 2000 and 1999 consists of the following:

                                                                                                      2000             1999
                                                                                                   ----------        ---------
         Term loan payable to a financial services company in monthly installments of $590
         through 2000 plus interest payable monthly at 8.5%.                                      $       -           $  4,555

         Term loan payable to a financial services company in monthly installments of $1,908
         through 2001 plus interest payable monthly at 8.5%.                                          5,736             26,851

         Term loan payable to a financial services company in monthly installments of $192 through 2000 plus interest payable at 16.3%.  Certain furniture and equipment serves
         as collateral under this loan.                                                               1,947              1,947

         Term loan payable to a financial service company in monthly installments of $1,576 through 2005 plus interest payable at 8.75%.  Certain furniture and equipment serves
         as collateral under this loan.                                                              66,789                  -

         Note payable to a vendor in connection with services provided.  Interest accrues at
         9.0%.  Principal plus accrued interest originally due and payable December 1, 2000.        218,555                  -
                                                                                                  ---------           --------
         Total long term debt                                                                     $ 293,027           $ 33,353
         Less: current portion                                                                      239,830             27,971
         ---------------------------------------------------------------------------------------------------------------------
             Long term portion                                                                    $  53,197           $  5,382
         =====================================================================================================================

         The total long-term debt is scheduled for repayment as follows:
         $239,830 in 2001, $14,830 in 2002, $16,181 in 2003, $17,655 in 2004 and
         $4,531 in 2005.

            COLONIAL DIRECT FINANCIAL GROUP, INC. AND SUBSIDIARIES
                  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                FOR THE YEARS ENDED DECEMBER 31, 2000 AND 1999
================================================================================

================================================================================
NOTE 8.  CAPITAL LEASE OBLIGATIONS
================================================================================

         The Company acquired certain office equipment under the provisions of various long-term leases and has capitalized the minimum lease payments. The leases vary from three years to five years beginning in 1997 and all leases terminate in 2002. As of December 31, 2000, the leased property has a recorded cost of $111,685, and total accumulated depreciation of $53,655 (see Note 2).

         Future minimum lease payments under the capital leases and the net present value of the future minimum lease payments subsequent to December 31, 2000 are as follows:

           Future minimum lease payments                                                               $   97,247
           Less: amount representing interest                                                              34,020
           ------------------------------------------------------------------------------------------------------
           Present value of minimum lease payments                                                     $   63,227
           Less: Current portion                                                                           35,212
           ------------------------------------------------------------------------------------------------------
           Long-term capital lease obligation                                                          $   28,015
           ======================================================================================================

           Future minimum lease payments are $35,212 in 2001 and $28,015 in 2002.

================================================================================
NOTE 9.  INCOME TAXES
================================================================================

         A summary of income taxes for the years ended December 31, 2000 and 1999 is as follows:

                                                                                    2000               1999
                                                                                    ----               ----
           Currently payable:
            Federal                                                                $           -       $        -
            State                                                                              -                -
           Deferred benefit, federal and state                                         1,645,975          811,800
           Change in deferred tax asset valuation allowance                           (1,645,975)        (811,800)
           ------------------------------------------------------------------------------------------------------
                Income tax provision                                               $           -       $        -
           ======================================================================================================

         Temporary differences between the financial statement carrying amounts and tax bases of assets and liabilities that give rise to net deferred tax assets at December 31, 2000 and 1999 relate to the following:

                                                                                   2000                1999
                                                                                 -----------          ---------
           Available federal and state net operating loss carryover                $ 1,449,000          $ 607,700
           Depreciation                                                                 18,800             (9,600)
           Accrued expenses, not deductible until paid                                 223,300            234,800
           Less: valuation allowance                                                (1,684,400)          (826,200)
           ------------------------------------------------------------------------------------------------------
                 Net deferred tax asset                                            $     6,700          $   6,700
           ======================================================================================================

         The Company has used a combined estimated federal and state tax rate of approximately 40% for all deferred tax computations. The tax benefit prior to the allowance differs from the Federal statutory rate of 34% because of permanent differences, non-deductible expenses and the effect of state income tax benefit. Permanent differences in 2000 and 1999 were approximately $163,000 and $82,000, respectively, and arose primarily from nondeductible expenses and goodwill amortization.

             COLONIAL DIRECT FINANCIAL GROUP, INC. AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                 FOR THE YEARS ENDED DECEMBER 31, 2000 AND 1999
================================================================================

================================================================================
NOTE 9.   INCOME TAXES (continued)
================================================================================

          The Company has recorded a valuation allowance in accordance with the provisions of SFAS No. 109 to reflect the estimated amount of deferred tax assets that may not be realized. In assessing the realizability of deferred tax assets, management considers whether it is more likely than not that some portion or all of the deferred tax assets will not be realized. The ultimate realization of deferred tax assets is dependent upon the generation future taxable income during the periods in which temporary differences and/or carryforward losses become deductible.

          The Company has available tax net operating loss carryovers ("NOLs") as of December 31, 2000 of approximately $5,142,000. The NOLs will begin to expire in the year 2019. Certain provisions of the tax law may limit the net operating loss carryforwards available for use in any given year in the event of a significant change in ownership interest. Management believes that an ownership change has not occurred, as of December 31, 2000, which would cause the net operating loss carryover to be significantly limited. Effective January 4, 2001, an ownership change is deemed to have occurred pursuant to a merger. See Note 19.

================================================================================
NOTE 10.  ACQUISITION AND DISPOSITION ACTIVITIES
================================================================================

          Colonial Tax Prep
          -----------------
          On October 21, 1999, Colonial completed the acquisition of Colonial Tax Prep in a tax-free stock exchange. Management of Colonial placed a value of $339,997 on the 66,666 shares of common stock issued to the shareholders of Colonial Tax Prep, a valuation based on a common share private placement (see Note 11). The cost of the acquisition was allocated to the assets using the purchase accounting method. Approximately $5,164 was assigned to depreciable tangible property and equipment, $1,240 to receivables and other net assets, and $333,593 to goodwill.

          As a result, Colonial Tax Prep became a wholly owned subsidiary of Colonial on this date. The financial statements of the Company include the operating results of the acquired entity since the date of acquisition and through the date operations ceased.

          Effective July 1, 2000, Colonial Tax Prep ceased operations. The Company has included the loss related to this action in the loss on equity method investment. The total loss associated with this discontinued operation was approximately $338,000, including the write off of goodwill totaling $318,766.

          Colonial Retirement
          -------------------
          On November 8, 1999, Colonial completed the acquisition of Colonial Retirement in a tax-free stock exchange. Management of Colonial placed a value of $736,664 on the 144,444 shares of common stock issued to the shareholders of Colonial Retirement a valuation based on a common share private placement (see Note 11). The cost of the acquisition was allocated to the assets using the purchase accounting method. Approximately $4,736 was assigned to receivables and other assets, net, $9,454 for liabilities assumed and $741,382 for goodwill.

          As a result, Colonial Retirement became a wholly owned subsidiary of Colonial on this date. The financial statements of the Company include the operating results of the acquired entity since the date of acquisition. The acquisition agreement with Colonial Retirement also contains a contingency clause, under which the transaction may be unwound if the Company has not completed an initial public offering of its common stock for at least $10,000,000 within 18 months of the closing date of the acquisition.

             COLONIAL DIRECT FINANCIAL GROUP, INC. AND SUBSIDIARIES
                  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                FOR THE YEARS ENDED DECEMBER 31, 2000 AND 1999
================================================================================

================================================================================
NOTE 10.  ACQUISITION AND DISPOSITION ACTIVITIES (continued)
================================================================================

          Kopple & Gottlieb LLP
          ---------------------
          On January 1, 2000, Colonial purchased certain assets and liabilities of Kopple & Gottlieb LLP, a certified public accounting firm, in an asset purchase agreement. Management of Colonial placed a value of $1,000,002 on the 166,667 shares of common stock issued to the members of Kopple & Gottlieb LLP. The acquisition was accounted for as a purchase. The Company has allocated the costs of the acquisition to goodwill since the purchase was primarily for obtaining rights to the revenue stream of the acquired entity.

          As a result, the successor entity to Kopple & Gottlieb LLP, KG Business Services, Inc., became a wholly owned subsidiary of Colonial on this date. The financial statements of the Company include the operating results of the acquired entity since the date of acquisition through the date of disposition. Effective December 26, 2000 the Company unwound this transaction and 106,667 shares of common stock were returned. These shares were recorded as treasury shares and are valued at the original cost of the transaction. The total loss associated with this unwinding was approximately $360,000, and is included in loss on equity method investment.

          Solomon Bardes & Associates, Inc.
          ---------------------------------
          On June 1, 2000, Colonial purchased certain assets and liabilities of Solomon Bardes & Associates, Inc., an insurance company, in an asset purchase agreement. Management of Colonial placed a value of $399,996 on the 66,666 shares of common stock issued to the owners of Solomon Bardes & Associates, Inc. The acquisition was accounted for as a purchase. The Company has allocated the costs of the acquisition to goodwill since the purchase was primarily for obtaining rights to the revenue stream of the acquired entity.

          As a result, the successor entity of Solomon Bardes & Associates, Inc. became a wholly owned subsidiary of Colonial on this date. The financial statements of the Company include the operating results of the acquired from the date of acquisition through the date of disposition. Effective October 1, 2000 the Company unwound this transaction and all 66,666 shares of common stock were returned.
          These shares were recorded as treasury shares and are valued at the original cost of the transaction. The total loss associated with this unwinding was approximately $58, and is included in loss on equity method investments.

================================================================================
NOTE 11.  STOCKHOLDERS' EQUITY
================================================================================

          Preferred Stock
          ---------------
          The Company has authorized 5,000,000 shares of $0.01 par value preferred stock. The Company is authorized to provide for the issuance of shares of preferred stock and to establish the number of shares included in each series and to fix the designation, voting powers, preferences and relative rights and qualifications, limitations or restrictions of each such series.

          In November 1997, the Company designated 150,000 shares of the preferred stock as Series A Convertible Preferred Stock. The holders of Series A Preferred Stock have no voting rights, rights to convert into common shares, a $10 liquidation preference, and preferential rights to receive quarterly dividends at an annual rate of 10% before dividends can be paid on the common shares. The Company paid dividends to the Series A Preferred Stockholders in the amount of $122,500 in both 2000 and 1999. As of December 31, 2000, there are no amounts due to the Series A Preferred Stockholders for dividends in arrears.

            COLONIAL DIRECT FINANCIAL GROUP, INC. AND SUBSIDIARIES
                  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                FOR THE YEARS ENDED DECEMBER 31, 2000 AND 1999
================================================================================

================================================================================
NOTE 11.  STOCKHOLDERS' EQUITY (continued)
================================================================================

          Preferred Stock (continued)
          ---------------
          On June 30, 1999, the conversion ratio for the Series A Preferred Stock was adjusted to provide for the receipt of 2.94 shares of common stock upon the conversion of one share of Series A Preferred Stock. The new conversion ratio, which was effective June 30, 1999, was determined pursuant to the stock split of the Company's common stock.

          The Company, at its option may redeem, in whole or in part, the shares of Series A Convertible Preferred Stock outstanding at any time after November 26, 2000, the third anniversary of the date of the initial issuance of the Series A Preferred Stock. The redemption price is set at $11 per share.

          Common Stock
          ------------
          The Company has authorized 20,000,000 shares of $0.01 par value common stock. The holders of the common stock are entitled to one vote per share and have non-cumulative voting rights. The holders are also entitled to receive dividends when, as, and if declared by the Board of Directors. Additionally, the holders of the common stock do not have any preemptive right to subscribe for, or purchase, any shares of any class of stock.

          As described above, on June 30, 1999, the Board of Directors of the Company resolved to split the common stock on a 1.47022 to 1 share basis in anticipation of a private placement stock issuance. The reported shares of the Company have been restated to January 1, 1999 for this stock split.

          Private Placement of Common Stock
          ---------------------------------
          On August 10, 1999, the Company issued a private offering memorandum to sell up to 1,000,000 shares of unregistered common stock at $5.10 per share under Rule Regulation D of the Securities Act of 1933. During 1999, the Company sold a total of 720,444 shares that resulted in net proceeds of $3,195,877. During 2000, the Company sold an additional 29,176 shares that resulted in gross proceeds of $148,800.

          Warrants
          --------
          As described in Note 7, the Company entered into a debt financing arrangement, which included the issuance of common stock purchase warrants for 146,250 shares at $5.00 per share, which become exercisable on December 31, 2001 and expire on May 31, 2004.

          In connection with the conversion of outstanding invoices into an interest bearing promissory note, a vendor was issued 10,000 warrants exercisable at a price of $7.00 per share. At the time the Company entered into this agreement, the Company's common stock was valued at $6.00 per share. As a result there is no beneficial conversion feature nor does an intrinsic value underlying the warrants exist.

            COLONIAL DIRECT FINANCIAL GROUP, INC. AND SUBSIDIARIES
                  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                FOR THE YEARS ENDED DECEMBER 31, 2000 AND 1999
================================================================================

================================================================================
NOTE 11.  STOCKHOLDERS' EQUITY (continued)
================================================================================

          Stock Option Plan
          -----------------
          In 1998, the Company established a stock option plan (the "Plan") and issued stock options to key employees and officers. The Company has authorized and reserved 1,000,000 shares of its common stock for this Plan. In 1999, the Company amended the Plan to include directors and consultants, and to increase the number of shares of common stock reserved under the Plan to 1,500,000. At the date of each option grant, the Plan Administrators have the sole discretion to set option terms, including whether the option is an incentive option, the option price per share, and its duration. Outstanding options until fully vested are contingent upon continued service.

          During the year ended December 31, 1999, the Plan Administrators issued 362,542 options that are exercisable for 362,542 shares of common stock at fair value exercise prices ranging from $6.00 to $6.60, which generally vest over five years.

          During the year ended December 31, 2000, the Plan Administrators issued 280,000 options that are exercisable for 280,000 shares of common stock at fair value exercise prices ranging from $6.00 to $7.00, which generally vest over five years. Also during the year ended December 31, 2000, the Company cancelled 112,000 options as a result of the employees' termination.

          SFAS No. 123 requires entities that account for awards for stock-based compensation to employees in accordance with APB 25 to present pro forma disclosures of results of operations and earnings per share as if compensation cost was measured at the date of grant based on the fair value of the award. The fair value for these options was estimated at the date of grant using a Black-Scholes options pricing model with the following weighted-average assumptions: a risk-free interest rate of 6.00% (for 2000 grants) and 5.75% (for 1999 grants), no dividend yield, no volatility since the Company common stock is not traded on a public exchange and a weighted-average expected life of the option of five years. The fair value of the options was approximately $1.10 and $2.49 at December 31, 2000 and 1999, respectively.

          The Black-Scholes option valuation model was developed for use in estimating the fair value of traded options that have no vesting restrictions and are fully transferable. In addition, option valuation models require the input of highly subjective assumptions including the expected stock price volatility. Because the Company's employee stock options have characteristics different from those of traded options, and because changes in the subjective input assumptions can materially affect the fair value estimate, in management's opinion, the existing models do not necessarily provide a reliable single measure of the fair value of its employee stock options.

          For purposes of pro forma disclosures, the estimated fair value of the options is amortized to expense over the options' vesting period. The Company's net loss of $4,277,707 and $2,110,930 for the years ended December 31, 2000 and 1999, respectively, would have been increased to the pro forma amount of $4,398,074 and $2,298,306 for the years ended December 31, 2000 and 1999, respectively. The Company's basic and diluted loss per share of $1.007 and $0.645 for the years ended December 31, 2000 and 1999, respectively, would have been increased to the pro forma loss per share of $1.035 and $0.703, respectively, for the years ended December 31, 2000 and 1999.

            COLONIAL DIRECT FINANCIAL GROUP, INC. AND SUBSIDIARIES
                  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                FOR THE YEARS ENDED DECEMBER 31, 2000 AND 1999
================================================================================

================================================================================
NOTE 11.  STOCKHOLDERS' EQUITY (continued)
================================================================================

          Stock Option Plan (continued)
          -----------------
          The pro forma amounts may not be representative of the future effects on reported net income and earnings per share that will result from the future granting of stock options since future pro forma compensation expense may be allocated over the periods in which options become exercisable and new option awards may be granted each year.

          The following table presents the Company's stock option activity for the two years ended December 31, 2000:


                                                                 Optioned        Weighted-Average
                                                                  Shares          Exercise Price
                                                               ------------     ------------------
            Options outstanding at January 1, 1999                376,000              $3.46
            Issued in 1999                                        362,542               6.12
            Forfeited in 1999                                      (3,500)              6.12
           ---------------------------------------------------------------------------------------
            Options outstanding at December 31, 1999              735,042              $4.76
            Issued in 2000                                        280,000               6.58
            Forfeited in 2000                                    (112,000)              4.82
           ---------------------------------------------------------------------------------------
            Options outstanding at December 31, 2000              903,042              $5.32
           =======================================================================================

          The options outstanding at December 31, 2000 expire at various times throughout 2004 and 2005. Of the options outstanding at December 31, 2000, 189,808 are available for exercise by the option holder.

================================================================================
NOTE 12.  RELATED PARTY TRANSACTIONS
================================================================================

          Capital Contributions
          ---------------------
          During the year ended December 31, 1999, stockholders of the Company contributed securities with a market value of $49,400 to the Company as additional paid in capital.

          During the year ended December 31, 2000, a stockholder of the Company pledged cash and securities with a market value of approximately $604,000 to the Company.

          During 1999, the Company's primary stockholder contributed capital to the Company in the form of cash for $27,400 and a note receivable for $120,000. The corresponding payable is with First Colonial and was issued under a satisfactory subordination agreement approved by the NASD. The NASD must approve any prepayment or early retirement on the subordinate note payable. The note receivable and note payable do not appear on the consolidated balance sheet because they were eliminated in consolidation.

          Distribution to Shareholder
          ---------------------------
          During 1999, the Company distributed $79,044 to the primary stockholder as a return of his initial capital investment. There were no distributions made during 2000.

            COLONIAL DIRECT FINANCIAL GROUP, INC. AND SUBSIDIARIES
                  NOTES TO CONSOLIDATED FINANCIAL STSTEMENTS
                FOR THE YEARS ENDED DECEMBER 31, 2000 AND 1999
================================================================================

================================================================================
NOTE 12.  RELATED PARTY TRANSACTIONS (continued)
================================================================================

          Notes Receivable - Shareholders
          -------------------------------

          During 1999, the primary stockholder received a $150,000 loan from the Company and executed a promissory note in return. The loan bears interest at a rate of 7% per annum effective January 1, 2000. During 2000, the company forgave the outstanding balance of $150,000 and the accrued interest of $10,687.

          During 1999, two shareholders received loans from the Company and executed promissory notes in return. The original loan balances were $50,000 and $100,000 and these loans bear interest at a rate of 6% and 7% per annum, respectively. The principal is paid monthly and the interest is paid annually. During 2000, the Company forgave the outstanding balances of $44,437 and $95,964, respectively.

          Notes Receivable - Employees
          ----------------------------

          During 2000 approximately $284,000 of notes receivable to employees were issued. Such notes represent advances against future commission earnings and bear interest at rates ranging from 0% to 10%.

          Notes Payable - Shareholders
          ----------------------------

          During 2000, two shareholders made loans to the Company and the Company executed promissory notes in return. The original loan balances were for $1,100,875 and $50,000 and these loans bear interest at rates of 7.125% and prime plus 1% (10.5% at December 31, 2000). The total accrued interest on these notes at December 31, 2000 is $48,033 and $2,697. The principal is due as a balloon payment 18 months after the date of issuance. Based on the varying dates the loans were made $484,977 is classified as current and the remaining balance of $665,897 is long term.

================================================================================
NOTE 13.  COMMITMENTS AND CONTINGENCIES
================================================================================

          Lease Commitments
          ------------------

          Office Facilities
          -----------------

          The Company leases various office facilities under operating leases. The total rental payments due under the leases are being amortized over the lives of the leases on a straight-line basis in accordance with applicable accounting standards. These leases have expiration dates from 2000 to 2008 with initial lease periods ranging from one year to eight years. The Company executed a $200,000 letter of credit in favor of the lessor for a lease executed in 1999 for 2000 occupancy. Future minimum rental payments subsequent to December 31, 2000 are as follows:

          Year Ending December 31:
             2001                                                     $1,127,439
             2002                                                        941,017
             2003                                                        844,779
             2004                                                        844,779
             2005                                                        844,779
          Thereafter                                                   1,585,311
          ----------------------------------------------------------------------
          Total lease commitments                                     $6,188,104
          ======================================================================

            COLONIAL DIRECT FINANCIAL GROUP, INC. AND SUBSIDIARIES
                  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                FOR THE YEARS ENDED DECEMBER 31, 2000 AND 1999
================================================================================

================================================================================
NOTE 13.  COMMITMENTS AND CONTINGENCIES (continued)
================================================================================

          Lease Commitments (continued)
          ------------------

          Office Facilities (continued)
          -----------------

          Total rent expense for office facilities for the years ended December 31, 2000 and 1999 was approximately $1,127,514 and $424,000, respectively.

          Office Equipment and Automobiles
          --------------------------------

          The Company leases office equipment and automobiles under operating leases. Future minimum rental payments subsequent to December 31, 2000 are as follows:

          Year Ending December 31:
             2001                                                       $101,207
             2002                                                        100,127
             2003                                                         92,250
             2004                                                         56,550
          ----------------------------------------------------------------------
          Total lease commitments                                       $350,134
          ======================================================================

          Total rent expense for office equipment and automobiles for the years ended December 31, 2000 and 1999 was approximately $110,000 and $137,000, respectively.

          NASD Arbitration
          ----------------

          Settled actions:
          ---------------

          During the year ended December 31, 2000, the Company and/or First Colonial settled approximately eight separate NASD arbitration actions for a total of approximately $840,000. As of December 31, 2000, $365,000 has been paid in cash and $475,000 has been financed.

          During the year ended December 31, 1999, the Company and/or First Colonial settled approximately 10 separate NASD arbitration actions for a total of approximately $255,220.

          Pending actions:
          ---------------

          The Company and/or First Colonial has been named in several separate NASD arbitration actions filed by former clients for allegedly violating securities laws and NASD rules. These actions have not been settled as of December 31, 2000. Management intends to vigorously defend against these claims, and the accompanying financial statements include an accrual of $100,000 for losses and expenses (net of insurance deductibles) that may result from the ultimate outcome of certain of these actions. For certain other actions referred to counsel, counsel has advised the Company that it is unable to opine on the likelihood of an unfavorable outcome, therefore, the financial statements are affected by an uncertainty, the outcome of which is not susceptible of reasonable estimation. Management believes that the settlement or resolution of all of these actions will not have an additional material effect on the financial position or results of operations of the Company, however, the amount accrued at December 31, 2000 may not be sufficient to cover all claims that may ultimately be settled against the Company, and this potential additional charge may be material.

            COLONIAL DIRECT FINANCIAL GROUP, INC. AND SUBSIDIARIES
                  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                FOR THE YEARS ENDED DECEMBER 31, 2000 AND 1999
================================================================================

================================================================================
NOTE 14.  CONCENTRATIONS AND CREDIT RISKS
================================================================================

          Financial Instruments With Off-Balance Sheet Risk
          -------------------------------------------------

          As part of its normal operations, the Company, through First Colonial, will periodically sell securities that it does not currently own and will therefore be obligated to purchase such securities at a future date. The Company has recorded these obligations in the financial statements at market values of the related securities and will incur a loss if the market value of the securities increases subsequent to December 31, 2000.

          The Company's customer securities activities are transacted on either a cash or margin basis. In margin transactions, the Company extends credit to its customers, subject to various regulatory and internal margin requirements, collateralized by cash and securities in the customers' accounts. In connection with these activities, the Company executes and clears customer transactions involving the sale of securities not yet purchased, substantially all of which are transacted on a margin basis subject to individual exchange regulations. Such transactions may expose the Company to significant off-balance-sheet risk in the event margin requirements are not sufficient to fully cover losses that customers may incur. In the event the customer fails to satisfy its obligations, the Company may be required to purchase or sell financial instruments at prevailing market prices to fulfill the customer's obligations.

          The Company seeks to control the risks associated with its customer activities by requiring customers to maintain margin collateral in compliance with various regulatory and internal guidelines. The Company and its clearing broker monitor required margin levels and, pursuant to regulatory guidelines, require the customers to deposit additional collateral or to reduce positions when necessary.

          The Company's customer financing and securities settlement activities require the Company to pledge customer securities as collateral in support of various secured financing sources such as bank loans and securities loaned. In the event the counterparty is unable to meet its contractual obligation to return customer securities pledged as collateral, the Company may be exposed to the risk of acquiring the securities at prevailing market prices in order to satisfy its customers obligations. The Company controls this risk by monitoring the market value of securities pledged and by requiring adjustments of collateral levels in the event of excess market exposure. In addition, the Company establishes credit limits for such activities and monitors compliance.

          Concentration of Credit Risk
          ----------------------------

          The Company is engaged in various trading and brokerage activities in which counterparties primarily include broker-dealers, banks, and other financial institutions. In the event counterparties do not fulfill their obligations, the Company may be exposed to risk. The risk of default depends on the creditworthiness of the counterparty or issuer of the instrument. It is the Company's policy to review, as necessary, the credit standing for all counter-parties.

            COLONIAL DIRECT FINANCIAL GROUP, INC. AND SUBSIDIARIES
                  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                FOR THE YEARS ENDED DECEMBER 31, 2000 AND 1999
================================================================================

================================================================================
NOTE 15.  NET CAPITAL REQUIREMENTS
================================================================================

          First Colonial is subject to the Securities and Exchange Commission uniform net capital rule (rule 15c3-1), which requires the maintenance of minimal net capital and requires that the ratio of aggregate indebtedness to net capital, both as defined, shall not exceed 15 to
          1. As of December 31, 2000, First Colonial (as a separate entity on an unconsolidated basis) had net capital of $162,950, which represents a deficiency of $87,050 in its required net capital of $250,000. The Company had a ratio of aggregate indebtedness to net capital of 8.38 to 1, based on an aggregated indebtedness of $1,365,164 as of December 31, 2000.

          As described above, First Colonial is subject to the Securities and Exchange Commission uniform net capital rule (rule 15c3-1), which requires the maintenance of minimal net capital; this regulatory requirement was not met at December 31, 2000. The Company's management believes that it took the necessary actions in early January 2001 to correct the deficiency. However, management and its counsel are uncertain as to what actions, if any, that its regulatory agencies may take as a result of First Colonial violating the uniform net capital rule. The financial statements do not include any adjustments that might result from the actions of the regulators, and ultimately from the outcome of this uncertainty.

================================================================================
NOTE 16.  SUBORDINATED BORROWING
================================================================================

          On July 25, 2000, First Colonial borrowed $1,000,000 from its clearing broker pursuant to a temporary subordinated loan agreement. The loan was repaid in full on August 2, 2000. In connection with the loan, First Colonial paid approximately $1,900 in interest expense, calculated at prime (9.5% during this time) plus 2%, for approximately six days.

================================================================================
NOTE 17.  NET LOSS PER COMMON SHARE
================================================================================

          For the years ended December 31, 2000 and 1999, basic and diluted weighted average common shares include only common shares outstanding. The inclusion of common share equivalents would be anti-dilutive and, as such, they are not included. However, the common stock equivalents, if converted, would have increased common shares outstanding at December 31, 2000 and 1999 by 1,263,192 and 1,095,192 shares, respectively.

          A reconciliation of the number of common shares shown as outstanding in the consolidated financial statements with the number of shares used in the computation of weighted average common shares outstanding is shown below:

                                                                            2000              1999
                                                                          ---------         ---------
          Common shares outstanding                                       4,283,340         4,020,831
          Effect of weighting, net of effect of treasury shares             (35,787)                -
          Effect of weighting                                                     -          (749,826)
          -------------------------------------------------------------------------------------------
          Weighted average common shares outstanding                      4,247,553         3,271,005
          ===========================================================================================

            COLONIAL DIRECT FINANCIAL GROUP, INC. AND SUBSIDIARIES
                  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                FOR THE YEARS ENDED DECEMBER 31, 2000 AND 1999
================================================================================

================================================================================
NOTE 18.  OPERATING SEGMENT INFORMATION
================================================================================

          The Company adopted SFAS No. 131, "Disclosure about Segments of an Enterprise and Related Information," effective January 1, 1999. SFAS No. 131 establishes standards for the way that public companies report selected information about operating segments in annual and interim financial reports to shareholders.

          The Company's reportable operating segments are (a) First Colonial, the registered securities broker/dealer under the rules of the NASD and (b) all others. Transactions between segments affecting their reported income (loss) are immaterial. Negative total assets results from inter-company eliminations.

          As of and for the year               First                 All Other
          ending 2000                         Colonial        (including eliminations)         Totals
          -----------------------         ----------------    ------------------------    ----------------
          Total revenues                  $     17,309,321        $        168,480        $     17,477,801
          Total operating expense               17,111,790               4,643,718              21,755,508
          Net income (loss)                        197,531              (4,475,238)             (4,277,707)
          Total assets                           5,811,513                (761,011)              5,050,502
          As of and for the year                First                All Other
          ending 1999                         Colonial        (including eliminations)         Totals
          -----------------------         ----------------    ------------------------    ----------------
          Total revenues                  $     12,487,228        $         29,697        $     12,516,925
          Total operating expense               13,687,439                 940,416              14,627,855
          Net income (loss)                     (1,200,211)               (910,719)             (2,110,930)
          Total assets                           2,015,924               3,882,529               5,898,453

================================================================================
NOTE 19.  SUBSEQUENT EVENTS
================================================================================

          On January 4, 2001, pursuant to a merger, Colonial became a wholly owned subsidiary of vFinance.com, Inc.

                               NW HOLDINGS, INC.




                   REPORT ON AUDITS OF FINANCIAL STATEMENTS




                              FOR THE YEARS ENDED
                          DECEMBER 31, 2000 AND 1999







                                              Bobbitt, Pittenger & Company, P.A.

                                NW HOLDINGS, INC.

                                    CONTENTS

                                                                            PAGE
                                                                            ----
FINANCIAL STATEMENTS

  REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS                                    1

  CONSOLIDATED STATEMENTS OF FINANCIAL CONDITION                              2

  CONSOLIDATED STATEMENTS OF INCOME                                           3

  CONSOLIDATED STATEMENTS OF CHANGES IN
    STOCKHOLDERS' EQUITY                                                      4

  CONSOLIDATED STATEMENTS OF CHANGES IN
    SUBORDINATED BORROWINGS                                                   5

  CONSOLIDATED STATEMENTS OF CASH FLOWS                                       6

  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS                                  7

  SUPPLEMENTARY INFORMATION

  RECONCILIATION OF COMPUTATIONS OF NET CAPITAL FOR
    FIRST LEVEL CAPITAL, INC.                                                12

  COMPUTATION OF NET CAPITAL FOR FIRST LEVEL CAPITAL, INC.                   13

  INDEPENDENT AUDITOR'S REPORT ON INTERNAL CONTROL
    REQUIRED BY SEC RULE 17A-5                                               14

February 21, 2001


To the Board of Directors
NW Holdings, Inc.
Sarasota, Florida


                   REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS
                   ----------------------------------------

We have audited the accompanying consolidated statements of financial condition of NW Holdings, Inc. as of December 31, 2000 and 1999, and the related consolidated statements of income, changes in stockholder's equity, changes in subordinated borrowings, and cash flows for the years then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with generally accepted auditing standards in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the consolidated financial position of NW Holdings, Inc. as of December 31, 2000 and 1999, and the results of its operations and its cash flows for the years then ended, in conformity with generally accepted accounting principles in the United States of America.


/s/ BOBBITT, PITTENGER & COMPANY, P.A.

Certified Public Accountants

                               NW HOLDINGS, INC.

                CONSOLIDATED STATEMENTS OF FINANCIAL CONDITION

                                                                     December 31,
                                                              --------------------------
                                                                 2000            1999
                                                              ----------      ----------
  ASSETS

Cash                                                          $  269,564      $   55,145
Deposits with clearing organizations                             100,144         656,738
Receivable from broker - dealers and clearing organization        20,621          66,714
Marketable securities                                          1,190,482       1,007,194
Due from related party
Due from employees                                                61,774          47,427
Furniture and fixtures, net of accumulated
 depreciation of $77,055 and $29,656                             115,995         112,349
Prepaid expenses                                                  57,780
Other assets                                                      78,214          59,635
                                                              ----------      ----------
  Total Assets                                                $1,894,574      $2,005,202
                                                              ==========      ==========
    LIABILITIES AND STOCKHOLDERS' EQUITY LIABILITIES

 Commissions payable                                          $   93,334      $  347,052
 Marketable securities sold, not yet purchased                    28,175          16,189
 Accounts payable, accrued expenses
  and other liabilities                                          100,950          88,451
 Accrued dividends                                                                49,750
 Income taxes payable                                                             61,046
 Deferred tax liability, net                                     112,000           7,220
                                                              ----------      ----------
                                                                 334,459         569,708
STOCKHOLDERS' EQUITY
 Common stock, $.01 par value; authorized
  1,000,000 shares issued 50,000 shares                              500             500
 Common stock, paid-in-capital                                   249,500         249,500
 Preferred stock, $.01 par value; authorized
  1,000,000 shares issued 0 and 125,000
  as of December 31, 2000 and 1999                                 1,250           1,250
 Preferred stock, paid-in-capital                              1,248,750       1,248,750
 Retained earnings                                                60,115         (64,506)
                                                              ----------      ----------
                                                               1,560,115       1,435,494
                                                              ----------      ----------
                                                              $1,894,574      $2,005,202
                                                              ==========      ==========

  The accompanying notes are an integral part of these financial statements.

                               NW HOLDINGS, INC.

                       CONSOLIDATED STATEMENTS OF INCOME
                       FOR THE YEARS ENDED DECEMBER 31,

                                                     2000                1999
                                                     ----                ----
REVENUE
  Principal transactions                          $1,328,395          $2,231,853
  Investment banking                               1,711,020           1,695,195
  Commissions                                      2,458,644             525,156
  Unrealized gain on marketable securities           310,250             105,000
  Other                                               95,624              44,700
  Interest and dividends                              39,147              36,260
                                                  ----------          ----------
                                                   5,943,080           4,638,164
                                                  ----------          ----------
OPERATING EXPENSES
  Employee compensation and benefits               4,110,935           3,355,297
  Floor brokerage, exchange, and
    clearance fees                                   582,423             366,773
  Communications and data processing                 275,862             153,629
  Occupancy                                          222,590             165,672
  Insurance                                          106,093              57,700
  Professional fees                                  103,784             121,143
  Office expense                                      89,691             113,047
  Other expenses                                      80,663              44,988
  Travel and entertainment                            74,196              50,062
  Interest                                            12,622                 548
                                                  ----------          ----------
                                                   5,658,859           4,428,859
                                                  ----------          ----------
  Income before income tax                           284,221             209,305

PROVISION FOR TAXES                                  109,600              68,266
                                                  ----------          ----------
  Net Income                                      $  174,621          $  141,039
                                                  ==========          ==========

  The accompanying notes are an integral part of these financial statements.

                               NW HOLDINGS, INC.

          CONSOLIDATED STATEMENTS OF CHANGES IN STOCKHOLDERS' EQUITY

                                         Capital Stock
                                  ---------------------------            Additional                   Total
                                      Preferred             Common
                                  ------------------  -----------------    Paid-In      Retained  Stockholders'
                                    Shares    Amount  Shares    Amount     Capital      Earnings      Equity
                                   -------    ------  ------    -------    -------      --------  -------------
Balance at,
  January 1, 1999                   60,000   $   600  50,000      $500  $  848,900     $ (102,095)  $  747,905

Purchase of preferred shares        65,000       650                       649,350                     650,000

Dividends on preferred stock,
  8% paid semi-annually                                                                  (103,450)    (103,450)

Net income                                                                                141,039      141,039
                                   -------   -------  ------      ----  ----------     ----------   ----------
Balance at,
  December 31, 1999                125,000     1,250  50,000       500   1,498,250        (64,506)   1,435,494

Dividends in preferred stock,
  8% paid semi-annually                                                                   (50,000)     (50,000)

Net income                                                                                174,621      174,621
                                   -------   -------  ------      ----  ----------     ----------   ----------
Balance at,
  December 31, 2000                125,000   $ 1,250  50,000      $500  $1,498,250     $   60,115   $1,560,115
                                   =======   =======  ======      ====  ==========     ==========   ==========

  The accompanying notes are an integral part of these financial statements.

                               NW HOLDINGS, INC.

         CONSOLIDATED STATEMENTS OF CHANGES IN SUBORDINATED BORROWINGS

The Company has no subordinated claims as of December 31, 2000 and 1999.


  The accompanying notes are an integral part of these financial statements.

                               NW HOLDINGS, INC.

                     CONSOLIDATED STATEMENTS OF CASH FLOWS
                       FOR THE YEARS ENDED DECEMBER 31,


                                                           2000        1999
                                                           ----        ----
CASH FLOWS FROM OPERATING ACTIVITIES
  Net income                                             $ 174,621   $ 141,039
  Adjustments to reconcile net income to
    net cash provided (used) by operating activities:
      Depreciation                                          47,399      29,229
      Decrease (increase) in operating assets:
         Deposits with clearing organizations              556,594    (631,723)
         Commissions receivable                             46,093     (44,567)
         Marketable securities                            (183,288)   (781,961)
         Due from related party                                          7,000
         Due from employees                                (14,347)    (46,777)
         Prepaid assets                                    (57,780)
         Other assets                                      (18,578)     (1,550)
      (Decrease) increase in operating liabilities:
         Commissions payable                              (253,719)    292,883
         Securities sold under agreements
           to repurchase                                    11,986      16,189
         Accounts payable, accrued expenses
           and other liabilities                           (37,251)     34,749
         Income taxes payable                              (61,046)     56,922
         Deferred tax liability                            104,780       7,220
                                                         ---------   ---------
         Net cash provided (used) by
           operating activities                            315,464    (921,347)
                                                         ---------   ---------
CASH FLOWS FROM INVESTING ACTIVITIES
  Purchase of furniture and equipment                      (51,045)   (126,952)
                                                         ---------   ---------
CASH FLOWS FROM FINANCING ACTIVITIES
  Capital contributions received                                       650,000
  Dividends on preferred stock                             (50,000)    (60,700)
                                                         ---------   ---------
         Net cash (used) provided by
           financing activities                            (50,000)    589,300
                                                         ---------   ---------
NET INCREASE (DECREASE) IN
  CASH AND CASH EQUIVALENTS                                214,419    (458,999)

CASH AND CASH EQUIVALENTS, beginning                        55,145     514,144
                                                         ---------   ---------
CASH AND CASH EQUIVALENTS, ending                        $ 269,564   $  55,145
                                                         ---------   ---------
SUPPLEMENTAL CASH FLOWS DISCLOSURE:
  Interest paid                                          $  12,622   $     548
                                                         =========   =========
  Taxes paid                                             $  63,860   $       -
                                                         =========   =========

  The accompanying notes are an integral part of these financial statements.

                               NW HOLDINGS, INC.

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE A - ORGANIZATION AND NATURE OF BUSINESS

NW Holdings, Inc. ("the Company") wholly owns First Level Capital, Inc., a broker-dealer registered with the Securities and Exchange Commission (SEC) which is a member of the National Association of Securities Dealers (NASD). The Company is a Florida corporation. First Level Capital, Inc. began operations as a broker/dealer in the business of buying and selling securities for individual clients during November 1998.

In December 2000, NW Holdings, Inc., agreed to merge with vFINANCE.COM.INC. The merger price to be paid to the Seller consists of 1,700,000 shares of vFINANCE.COM.INC. In addition the agreement called for the buyer to contribute at closing $1,000,000, and all of the preferred stockholders of the Company are to be redeemed an aggregate minimum of $1,250,000 in exchange for 100% of the Company's preferred stock. The merger was completed in escrow in December 2000, and was finalized as of January 4, 2001.

NOTE B - SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation
---------------------

The consolidated financial statements include the accounts of the Company and its wholly owned subsidiary, First Level Capital, Inc. All significant intercompany transactions and balances have been eliminated in consolidation.

Securities Transactions
-----------------------

Proprietary securities transactions in regular-way trades are recorded on the trade date, as if they had settled. Profit and loss arising from all securities and commodities transactions entered into for the account and risk of the Company are recorded on a trade date basis. Customers' securities and commodities transactions are reported on a settlement date basis with related commission income and expenses reported on a trade date basis.

Amounts receivable and payable for securities transactions that have not reached their contractual settlement date are recorded net on the statement of financial condition.

The Company classifies its marketable securities as trading securities which are valued at market. Realized and unrealized gains on securities are recorded in the statement of income in the period in which they occur.

Commissions
-----------

Commissions and related clearing expenses are recorded on a trade-date basis as securities transactions occur.

                                NW HOLDINGS, INC.

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE B - SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

Commissions Receivable
----------------------

Commissions receivable are stated at net realizable value. As of December 31, 2000 and 1999, no allowance for uncollectible accounts was considered necessary.

Investment Banking
------------------

Investment banking revenues include gains, losses, and fees, net of syndicate expenses, arising from securities offerings in which the Company acts as an underwriter or agent. Investment banking revenues also include fees earned from providing merger-and-acquisition and financial restructuring advisory services. Investment banking management fees are recorded on the offering date, sales concessions on settlement date, and underwriting fees at the time the underwriting is completed and the income is reasonably determinable.

Financial Instruments With Off-Balance-Sheet Risk
-------------------------------------------------

The Company has sold securities that it does not currently own and will therefore be obligated to purchase such securities at a future date. The Company has recorded these obligations in the financial statements at December 31, 2000 and 1999 at market values of the related securities and will incur a loss if the market value of the securities increases subsequent to these dates.

Income Taxes
------------

The Company and its subsidiaries are included in the consolidated federal income tax return. Federal income taxes are calculated as if the companies filed on a separate return basis. The amount of current and deferred taxes payable or refundable is recognized as of the date of the financial statements, utilizing currently enacted tax laws and rates. Deferred tax expenses or benefits are recognized in the financial statements for the changes in deferred tax liabilities or assets between years.

Brokerage Clearing
------------------

The Company entered into an agreement with a company to perform brokerage clearing activities on a fully disclosed basis. Under this agreement, the Company will receive commissions for brokerage transactions cleared through the clearing company. This agreement may be terminated by either party.

Depreciation
------------

Depreciation is provided on an accelerated basis using estimated useful lives of five to ten years. Leasehold improvements are amortized over the lesser of the economic useful life of the improvement or the term of the lease.

                                NW HOLDINGS, INC.

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE B - SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

Statement of Cash Flows
-----------------------

For purposes of the Consolidated Statement of Cash Flows, the Company has defined cash equivalents as highly liquid investments, with original maturities of less than ninety days, that are not held for sale in the ordinary course of business.

Use of Estimates
----------------

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of certain assets and liabilities and disclosures. Accordingly, the actual amounts could differ from those estimates. Any adjustments applied to estimated amounts are recognized in the year in which such adjustments are determined.

NOTE C - LEASES

The Company leases office space under noncancelable operating leases. Monthly rent payments under these leases were approximately $175,000 and $44,000 for 2000 and 1999, respectively. Minimum lease payments required under these operating leases are approximately:

        Year ended December 31,
        -----------------------
               2001                                   $222,000
               2002                                    221,000
               2003                                    188,000
               2004                                    113,000
               2005                                    102,000
               Thereafter                               17,000
                                                      --------
                                                      $863,000
                                                      ========

NOTE D - MARKETABLE SECURITIES

Marketable securities owned at December 31, 2000 and 1999 consist of corporate stocks held for trading and investment at market values. Some securities held have no listed value. These securities are not included in the marketable securities total on the balance sheet. The Company invests in primarily small capitalization stocks. Many of these stocks are subject to volatile swings in their market price due to market conditions, as well as industry conditions. Several individual securities experienced market declines subsequent to December 31, 2000.

                                NW HOLDINGS, INC.

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE E - MARKETABLE SECURITIES SOLD, NOT YET PURCHASED

Marketable securities sold, and not yet purchased, consist of corporate stocks at a market value of $28,175 and $16,189 at December 31, 2000 and 1999, respectively.

NOTE F - NET CAPITAL REQUIREMENTS

First Level Capital, Inc. is subject to the Securities and Exchange Commission Uniform Net Capital Rule (Rule 15c3-1), which requires the maintenance of minimum net capital and requires that the ratio of aggregate indebtness to net capital, both as defined, shall not exceed 15 to 1. At December 31, 2000, First Level Capital, Inc. had net capital of $624,259, which was $361,759 in excess of the required net capital of $262,500. The ratio of aggregate indebtness to net capital at December 31, 2000 was .32 to 1.

NOTE G - INCOME TAXES

The Company files a consolidated federal income tax return. The Company also files state tax returns. The current and deferred portions of the income tax expense included in the statement of operations for 2000 and 1999 as determined in accordance with FASB Statement No. 109, Accounting for Income Taxes, are as follows:

        December 31, 2000               Current    Deferred - net       Total
        -----------------              --------    --------------     --------
         Federal                       $     --       $ 95,100        $ 95,100
         State and local                     --         14,500          14,500
                                       --------       --------        --------
                                       $     --       $109,600        $109,600
                                       ========       ========        ========

        December 31, 1999               Current    Deferred - net       Total
        -----------------              --------    --------------     --------
         Federal                       $ 52,372       $  6,460        $ 58,832
         State and local                  8,674            760           9,434
                                       --------       --------        --------
                                       $ 61,046       $  7,220        $ 68,266
                                       ========       ========        ========

A reconciliation of the difference between the expected income tax expense for 2000 computed at the statutory income tax rate and the Company's income tax expense is shown in the following table:

                                           December 31, 2000   December 31, 1999
                                           -----------------   -----------------
        Expected income tax expense at
           statutory tax rate                   $100,481           $ 79,892
        The effect of:
        Depreciation                              (7,600)
        Nondeductible expenses                    16,719              4,714
        Net operating losses                                        (16,340)
                                                --------           --------
        Income tax expense                      $109,600           $ 68,266
                                                ========           ========

                                NW HOLDINGS, INC.

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE H - RELATED PARTY TRANSACTIONS

In December 2000, NW Holdings, Inc. agreed to reclassify a loan to First Level Capital, Inc. and the accrued interest totaling $344,000 to additional paid-in-capital. NW Holdings, Inc. also contributed the net of various inter-company receivables and payables, which totaled $15,000 to First Level Capital, Inc. as additional paid-in-capital.

NOTE I - CONTINGENCIES AND COMMITMENTS

The Company is involved in various legal actions arising in the normal course of business. In the opinion of management, such matters will not have a material effect upon the financial position of the Company.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                          vFINANCE.COM, INC.

                                          /s/ LEONARD J. SOKOLOW
                                          --------------------------------------
                                          Leonard J. Sokolow,
                                          Chief Executive Officer
Date: March 22, 2001